Exhibit 32

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The following statement is provided by the undersigned to accompany the Annual Report on Form 10-K for the year ended December 31, 2015, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law:

Each of the undersigned certifies that the foregoing Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of JMB/245 Park Avenue Associates, Ltd.

By:	/s/ Patrick J. Meara	By:	/s/ Gailen J. Hull
	Patrick J. Meara Chief Executive Officer		Gailen J. Hull Chief Financial Officer and Principal Accounting Officer